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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ballantyne of Omaha, Inc.:

        We consent to the incorporation by reference in the registration statements on Forms S-8, (File Nos. 333 03849, 333 116739 and 333-139177) of Ballantyne of Omaha, Inc. of our reports dated April 1, 2008, with respect to the consolidated balance sheets of Ballantyne of Omaha, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 2007, and the related financial statement schedule II, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007, annual report on Form 10-K of Ballantyne of Omaha, Inc.

        Our report dated April 1, 2008, on the effectiveness of internal control over financial reporting as of December 31, 2007, contains an explanatory paragraph that states Ballantyne of Omaha, Inc. acquired Marcel Desrochers, Inc. during 2007, and management excluded from its assessment of the effectiveness of Ballantyne of Omaha, Inc.'s internal control over financial reporting as of December 31, 2007, Marcel Desrochers, Inc's. internal control over financial reporting associated with total assets of $5.8 million and total revenues of $1.0 million included in the consolidated financial statements of Ballantyne of Omaha, Inc. and subsidiaries as of and for the year ended December 31, 2007. Our audit of internal control over financial reporting of Ballantyne of Omaha, Inc. also excluded an evaluation of the internal control over financial reporting of the Marcel Desrochers, Inc.

        Our report dated April 1, 2008, on the consolidated balance sheets of Ballantyne of Omaha, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule II refers to the Company's adoption of the fair value method of accounting for stock-based compensation as required by Statement of Financial Accounting Standards No. 123(R), Share-Based Payment on January 1, 2006 and the adoption of the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans, as of December 31, 2006.

/s/ KPMG LLP

Omaha, Nebraska
April 1, 2008

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  Exhibit 23